UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2015
(Date of earliest event reported)

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road New Hyde Park, NY	11042-0020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On January 30, 2015 (the “Effective Date”), Kimco Realty Corporation (the “Company”) entered into a new $650 million unsecured term loan credit facility, pursuant to a Credit Agreement among the Company, the several banks, financial institutions and other entities from time to time parties thereto, PNC Bank, National Association, a national banking association, as administrative agent, and the other parties thereto (the “Credit Agreement”).

Interest on borrowings under the Credit Agreement accrues at a spread (currently 0.95%) to LIBOR or, at the Company’s option, a spread (currently 0.00%) to the base rate defined in the Credit Agreement, and in each case fluctuates in accordance with changes in the Company’s senior debt ratings.

The credit facility is scheduled to expire on the second anniversary of the date of the Credit Agreement, with three one-year extension options. Pursuant to the terms of the Credit Agreement, the Company, among other things, is subject to covenants requiring the maintenance of (i) maximum indebtedness ratios and (ii) minimum interest and fixed charge coverage ratios.

The Company used approximately $400 million of the proceeds of the borrowings under the Credit Agreement on the Effective Date to repay the outstanding obligations under the $400 million Credit Agreement, dated as of April 17, 2012 and amended on March 17, 2014, among the Company, the several banks, financial institutions and other entities from time to time parties thereto, PNC Bank, National Association, a national banking association, as administrative agent, and the other parties thereto, which was terminated on the Effective Date.  The Company intends to use the remainder of the proceeds for general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.   Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description

10.1

Credit Agreement, dated as of January 30, 2015, among Kimco Realty Corporation, the several banks, financial institutions and other entities from time to time party thereto and PNC Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: February 4, 2015	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1

Credit Agreement, dated as of January 30, 2015, among Kimco Realty Corporation, the several banks, financial institutions and other entities from time to time party thereto and PNC Bank, National Association, as administrative agent.